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Exhibit 32.2

Certification

Pursuant to 18 U.S.C. Section 1350, I, Leon J. Level, Vice President and Chief Financial Officer of Computer Sciences Corporation (the Company), hereby certify that:

(1)
the Company's Annual Report on Form 10-K for the year ended April 2, 2004 (the Report) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2)
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: June 15, 2004	/s/ LEON J. LEVEL Leon J. Level Vice President and Chief Financial Officer

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  Exhibit 32.2
Certification